EXHIBIT 99.1

Letter to Shareholders - October 20, 2014

Dear Fellow Shareholder,

As Liberator, Inc. has recently completed its fiscal year ended June 30, 2014, as CEO of Liberator, I want to give you an update on our significant progress across a number of fronts and our vision for the future of the business. The management team and I are more excited than ever about what lies ahead. As we continue to build upon our access to mainstream sales channels for our Liberator products, we believe we are uniquely positioned to become a leader in the sexual wellness industry.

Transitioning from sex to sexual wellness

What started as a revolution has undergone an evolution as mass marketers embrace sexual wellness goods. We will continue our mission of bringing Liberator into the mainstream. We have a new look and innovative compressed retail packaging, making our products more accessible through upscale imagery without explicitly showing sexual positions or nudity. We are also embracing sexual diversity and the physical limitations of all body types, sizes and our aging population.

A lot more then selling sex furniture

Our business is about creating desire. Every year we get hundreds of positive reviews and are inspired to know we are making a difference in the way people experience intimacy. Our cause is a reflection of our beliefs and these beliefs shape our brand. As a manufacturer, designer and purveyor of sensual erotic goods we have created products that enhance intimacy, inspire adventure and sensual fulfillment and for us, that is our driving force to succeed.

Through social media, we have extended our message to a very diverse audience of sexual enthusiasts.  Our “Liberator Unzipped” ezine delivers weekly relevant content and sex education that is easily shared, thus extending our reach in a way that traditional media cannot replicate. It also offers a platform for emerging artists, filmmakers, bloggers and customer interaction. Although we will continue to advertise in print and digital, this new “face-to-face” approach should expand brand awareness and desire for our products even further.

If you visit Brookstone.com, it is easy to see where we are going and what we are trying to accomplish. We are not only working to expand our own business, but also to take other mass retailers into new product categories and expand the sexual wellness marketplace as a whole. It has taken us a while, but we believe what we are trying to do has never been done before in the sexual wellness industry.

Brookstone, a leading retailer and e-tailer selling everything from housewares to children’s toys is now selling Liberator products. Offering a selection of sexual positioning products was not an easy decision for Brookstone.  Nor was it an easy decision for Target, where we expect Liberator products to be available on Target.com in the next few weeks. It took years of presentation, along with ongoing consumer advertising and digital promotion campaigns, to create demand for a category that no mainstream retailer had ever heard of, or thought of, before Liberator.

As background, Liberator commenced operations in 2002 as an e-tailer selling directly on our own website. The first five years were promising, as annual sales went from zero to over $10 million. In 2008, in order to maintain our sales during a difficult recessionary period, we began to sell Liberator and other brands to adult retailers. Over the last few years we have expanded sales through Amazon and other online mass retailers.

Today, our directive and mission is clear and can be outlined by the following growth plan, which we intend to continue until Liberator is a consumer brand available in major retail stores, including, but not limited to Target, Vitamin Shoppe, and Bed, Bath & Beyond:

1.    Continue to advertise and promote to the consumer creating demand at the retail level.

2.     Identify drug, mass, catalog, and specialty retailers that are embracing, or considering, the sexual wellness category.

3.    Offer these retailers the “right” assortment of Liberator products to present on their websites.

4.    Tailor photographs, copy and illustrations to comply with their sites’ perspective.

5.    Develop additional smaller compressed point-of-purchase packaging for Liberator’s distribution in retail stores.

We believe accomplishing our mission is not a matter of “if” but “when.”  Many of the mass retailers currently promote online under the sexual wellness moniker – it is only a matter of time before they develop the confidence to include Liberator in their brick-and-mortar retail offerings – see attached articles from the Huffington Post and Trojan profiling the sexual wellness market.

In the meantime, we are moving forward with additional products and business lines, and not waiting for retailers’ decisions on the expansion of their sexual wellness product lines. From our scrap stream of polyurethane foam we developed Jaxx (see www.jaxxliving.com), a hip line of casual furniture and bean bags that is rapidly growing and gaining a reputation as an eco-friendly and made-in-America brand. We believe retailers and consumers currently favor eco-friendly and American made products. In 2013, Walmart began an initiative to support American manufacturers and, as part of that program, recently added our Jaxx products to Walmart.com. We also recently developed a line of comfort products for sleep and relaxation which we offer under a new brand called Avana (see www.avanacomfort.com).  Both Jaxx and Avana have been well received and are growing steadily in mass market wholesale accounts.

Liberator operates an integrated business with multiple channels of distribution including direct to consumer websites, drop-ship for mass market and on-line drug stores, and wholesale sales to retail stores in adult and specialty channels.  Below is a breakdown of these channels for our fiscal year ended June 30, 2014:

Liberator - wholesale distribution and Liberator.com

This channel represents about 50% of our gross revenue. Liberator products are sold direct to authorized wholesalers and may be found in over 1,000 retail store locations as well as mainstream mass, drug and specialty web retailers including: Amazon, Drugstore.com, Soap.com, Vitamin Shoppe, AhaNoir.com, Brookstone.com, Walgreens.com and many others.

Our eco-compressed point-of-purchase packaging has accelerated Liberator’s domestic and international wholesale relationships as shipping costs are cut in half and shelf space becomes more readily available. Liberator products are now available in Germany, Turkey, Brazil, United Kingdom, Russia, Norway, Mexico and Australia.

Our Company web properties for Liberator products include: www.liberator.com, www.liberator.co.uk, www.liberator.co.au, and www.liberatorunzipped.com, our ezine/blog. Combined, these websites receive over 8,000 visitors every day and are marketed by us through social initiatives, print, radio and press. As part of our mainstream initiatives, content, photography and videos are being re-crafted on Liberator.com to comply with Google’s recent changes in the definition of non-adult search advertising. Avanacomfort.com is just launching and includes popular Liberator shapes, providing Liberator products total access to mainstream consumers and mass market advertising in all forms. Liberator is also sold in a concept retail store contained in our factory.

Curator of luxury brands - wholesale distribution

This channel represents about 30% of our revenue. Tenga (for which we are the exclusive U.S. distribution partner) and other select manufacturers and artisans of luxury goods and pleasure objects are sold through the same channels as Liberator and complement our offering in both the adult and mainstream sexual wellness market.

Jaxx - wholesale distribution and Jaxxliving.com

This channel represents about 15% of our revenue. Jaxx beanbags and casual furniture (manufactured from re-purposed foam trim) are sold to authorized wholesale accounts and may be found in mainstream mass, drug and specialty web retailers including: Amazon, Walgreens, drugstore.com, Walmart.com, Wayfair.com, Brookstone, Zulily, TouchofModern.com, and many others. In 2014, Jaxx expanded outside of bean bags to include more casual furniture, children’s seating, pool floats and other designs.

Rewarding LUVU stakeholders

While the sexual wellbeing trend is a tremendous benefit to our business, it does have its challenges. Discounting has become an expectation of customers, rather than a bonus, and virtually every online mass retailer has fallen deeply into this spiraling trap spurred on by the Amazon marketplace. As a result, our average selling prices are down, unit sales are up, and gross profits are under pressure. We continue to invest in automation and equipment to meet increasing demand and we have a management team committed to reducing the operational costs of our manufacturing facility. In addition, while our stock price has also been under pressure, a strategic IR plan is underway along with other initiatives that hopefully will restore values to comparable publicly traded companies.

Looking back to the changes in our industry and in our business has led us to the evolution of our vision statement.  It now reads: We are not just a company; we are a global brand category that not only enhances a life of intimacy, but helps create it.

We thank you for your ongoing patience and support.

Sincerely,

Louis Friedman, CEO

This disclosure contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond the Company’s control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures the Company may make in its future filings of its reports and other filings with the Securities and Exchange Commission, including, but not limited to reports on Form 10-K, Form 10-Q and Form 8-K. We have included in our attached Form 10-K for the fiscal year ended June 30, 2014, cautionary language identifying other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Reprinted from the July issue of Shopper Marketing

Sexual Wellness Products: Cautiously Aggressive Marketing

Marketers take advantage of consumers' increasing comfort shopping for sexual wellness products at mainstream retailers

A Chicago-area Walgreens store recently began stocking Church & Dwight's Trojan brand vibrators alongside condoms on a back wall near the pharmacy counter, prompting one store associate when asked about it to answer, "I'm not happy about it." She explained that some of the store's older shoppers are uncomfortable seeing those products while waiting for their prescriptions. (Walgreens would not comment for this story, citing competitive concerns.)

Executive Summary

•	Mainstream retailers are devoting more shelf space to sexual wellness products as shoppers become more comfortable buying these products in traditional retail environments, as opposed to online or in specialty stores.
•	Product manufacturers are trying to capitalize on this change with more aggressive marketing tactics, from packaging to promotion to advertising.
•	An industry consultant points out that there are varying degrees of comfort in this area by both consumers and retailers. Marketers need to take that into account.
•	J&J's K-Y brand partnered with such retailers as Walgreens and Wal-Mart to support a mainstream national promotion that promised movie tickets with certain purchases.
•	Reckitt Benckiser, maker of Durex condoms, studied how consumers shop for sexual wellness products in various types of stores and in different merchandising scenarios.
•

INSTITUTE POV: Sexual wellness products didn't really show up on our radar until last winter, when within a two-month period, specific marketing activity for K-Y, Trojan and Lifestyles SKYN were brought to our attention. To us, that was evidence of this emerging trend toward increased acceptance for related marketing and merchandising activity.

Chain wide, Walgreens earlier this year supported a national "Date Night" campaign from Johnson and Johnson's K-Y lubricant brand, promising discounted movie tickets with purchase of $25 in K-Y products. Wal-Mart had an overlay as well.

In general, mainstream U.S. retailers are steadily devoting more shelf space to sexual wellness products, while trying to attract shoppers with related promotions. Marketers aren't quite toeing the line that had been previously drawn in this category, because the line is moving. "People are becoming more comfortable buying sexual wellness products such as lubricants and personal massagers in a traditional retail environment," says Krista Devlin, team leader for category development at the Mississauga, Ontario, offices of Reckitt Benckiser, maker of the Durex condom brand.

To capitalize, product manufacturers are lavishing their brands with attractive new package designs to go along with greater marketing and promotional dollars. "This category, from a retailer perspective, has the potential to grow explosively," Devlin says. "We know online sales are already very strong, but as more people seek out the products in stores, there's a huge opportunity for brick-and-mortar retailers."

Nonetheless, retailers and manufacturers need to proceed with caution as they continue to bring more attention to these once taboo-laden products. "There are widely varying degrees of comfort on both the consumer and the retailer side," says Ken Harris, chief executive officer of Kantar Retail Americas. "It's going to take a long time for people to feel completely comfortable with the category."

A recent campaign for Ansell Healthcare's Lifestyles SKYN condoms suggests we're headed in that direction. As part of that effort, Ansell released a TV spot featuring a scantily clad young woman staring into the camera and saying, "I love sex. And I don't like condoms." Additionally, amid a sea of ads for Broadway shows in New York's Times Square, a large billboard features another beauty offering a thinly disguised pitch: "I always notice what a man is wearing."

These alluring and unusually frank ads have arrived at an opportune time. Seemingly everyone from Dr. Drew Pinsky to Rush Limbaugh is talking about contraception, and the conversation is a welcome backdrop for marketers of sexual wellness products.

Purchase Drivers, Brand Loyalty

Because many of these products are sold at independent retailers in the adult/novelty trade channel (as well as online), there is no reliable tracking service, and exact sales figures are difficult to find. However, industry estimates peg the sexual wellness category at roughly $1 billion in global annual sales. The male contraceptives segment in the U.S. grew 6.5% to $420.3 million in the 52 weeks ended Feb. 9, 2012, per Chicago-based market research firm SymphonyIRI Group, which monitors supermarkets, drug stores and mass retailers excluding Wal-Mart.

Last fall, Reckitt Benckiser commissioned Chicago-based market research firm InContext Solutions to learn more about how consumers shop for sexual wellness products in various types of retail stores and under different merchandising scenarios. The studies were conducted in Canada over a two-week period; the company also plans to validate the research in the U.S. market this year. "It's a total category approach," Reckitt Benckiser's Devlin says. "We wanted to understand all of the factors that encourage category growth, including trip drivers and how sensitive shoppers are to pricing in different channels."

In one test – an online 3-D simulation of a generic store environment – participants were asked to shop for condoms, lubricants and vibrating rings in an aisle that contained four different shelving configurations. (There were a total of 1,200 participants, 300 for each configuration; 43% were male, 57% female.) "You could click on the products, rotate them or read the fine print, put them in your basket and continue shopping," says Rich Scamehorn, chief research officer at InContext Solutions, which also administered a follow-up survey to determine how the different aisle setups impacted attitudes toward the products as well as product selection.

The trial revealed, for example, that the largest basket sizes were driven by shelves with condoms placed at the bottom, lubricants on top and devices in the middle. That result may come as a surprise to store managers who place condoms at eye level to draw shoppers into the category and relegate the potentially more controversial items to lower levels, Devlin notes. "There's still a bit of a question about how receptive some consumers are to seeing the devices in stores, so some stores put them on bottom shelves so that only shoppers who are looking for them, find them."

Additional research has uncovered a surprisingly high level (20%) of brand switching in the condom category, says Carol Carrozza, vice president of marketing communication at Ansell Healthcare.

The typical 18- to 30-year-old male condom shopper, while brand loyal, also tends to make last-minute decisions at the point of purchase and may be influenced by "style" factors such as thin/ribbed material as well as package design, says Carrozza. "We call it a distress purchase. It's not typically on a young male's shopping list before he enters a store. People are looking for a brand they can trust – meaning, you use it once, and it's got to work – but they are also willing to try other brand names that they know and pay up for those brands." (Lifestyles SKYN price points are in the category's upper range.)

Peer recommendation is another important purchase driver, which is why Ansell has been conducting sampling at events such as the South by Southwest Music Festival, which takes place each spring in Austin, Texas. Clinical trials had shown a positive response to the softer polyisoprene material used in Lifestyles SKYN condoms, creating an obvious talking point for a brand that markets itself as "The closest thing to wearing nothing." The recent ad campaign, dubbed "This Changes Everything," includes two national TV spots, billboards and digital banners on male-oriented websites such as YahooSports.com and CollegeMarketing.com.

"The feedback on the ads has been overwhelmingly positive," says Carrozza, noting the brand's surges in Facebook "Likes" (up over 300%) and website visitors (200%).

Packaging and Merchandising

Women age 24 to 42 are the core buyers of products like massagers and vibrators, and manufacturers are catering to this demo in their marketing and product packaging. Trojan's Vibrations brand, for example, employs humorous TV ads that highlight the female sexual experience and takes its colorful package design cues from the cosmetics industry, says Dan Bracken, director of marketing services at Church & Dwight. The Vibrations line, which added several new SKUs in 2011-2012 and is sold in mainstream drug stores such as Walgreens and CVS/pharmacy, is driving growth in the category, with sales up 43% in a three-month period early this year.

Trojan also recently introduced a new premium Midnight Collection of vibrators and massagers that are sold exclusively at adult/novelty stores and through online retailers like AdamandEve.com. These brick-and-mortar stores present a unique challenge for the brand, says Bracken. "Adult shops are typically a very cluttered environment. Most stuff is done on paint boards, and products are just hung on the wall, so shoppers have to find things for themselves."

Trojan turned to Allendale, N.J.-based Henschel-Steinau to develop a merchandising solution for the Midnight products. The company produced a heavyweight floor unit (more than 100 pounds) and counter displays that replicated the deep-purple feminine packaging of the brand. The floor units integrate LED lighting above each of their polished acrylic trays and featured product testers for hand sampling. "Since the ergonomics of the product are extremely important, we incorporated acrylic product glorifiers with changeable graphics to draw attention to the tester products on each shelf of the display," says Gary Forman, president of Henschel-Steinau. "We incorporated the same design philosophy we use in an upscale health and beauty aids display for major retailers such as Macy's or Bloomingdale's."

Bracken says Church & Dwight has been working with its Trojan sales reps and retail customers to improve the quality of its product education and communicate the brand's message better with shoppers.

At mainstream retailers, condoms and related products are being displayed in ways that reflect the particular chain's customer base. Some 7-Eleven stores, for example, use a center-aisle with a "Performance" sign to group various condom brands with energy drinks and protein pills – a nod to that chain's core young-male demo – while new Wal-Mart Express outlets typically feature a more conservatively themed "Family Planning" section with K-Y products and a wide assortment of prophylactics.

Sex Toy Shopping: Why It's No Longer a Dirty Little Secret

Posted: 07/09/2014 10:45 am EDT Updated: 07/09/2014 10:59 am EDT from Huffington Post

It used to be something done in secret. Anybody, from good girl to gay guy to carnal couple, had to slink down to the seedy sex toy shop on the other side of town to purchase their private pleasure items. Nobody would've dreamed of visiting their local pharmacy for a titillating toy, let alone dared to do so. Yet thanks to the sexual wellness revolution taking the world by storm, lovers are doing just that.

So why the major change in consumer sex toy shopping?

Public Sexual Discourse

Quite simply, thanks to media adverts, celebrity endorsements of erotic product lines, Baby Boomers seizing control of their sex lives, in-home sex toy parties and HBO's "Sex and the City," consumers are feeling more comfortable shopping for sexual wellness products from mainstream retailers. And with the online sexual health and wellness market booming -- as in an estimated $1 billion in global annual sales -- U.S. brick-and-mortar retailers and pharmacies have been hustling to get in on the action.

Customers are feeling more supported in their sexual health interests and needs beyond condoms and lubricants as more stores devote more shelf space to personal intimacy and enhancement items like vibrators, vibrating couples rings and Kegel exercisers. A huge part of a business's ability to stock such items is the fact that product lines are pushing the sexy without advertising the sex. Everything is tasteful, suggestive and sensual, beckoning lovers to explore.

Sexy vs. Pornographic Appeal

The advertising of sexual wellness category has involved attractive, non-pornographic packaging and clever, non-threatening (as in non-phallic), good-looking design. Such has been made even more desirable by aggressive marketing strategies that stress promoting pleasure, enhancing intimacy and taking your ecstasy to new heights, with visuals and language staying far away from anything indicating triple-X or "hardcore."

Ease of Purchase

Then there's the simplicity of the purchase. Customers who feel overwhelmed in a crowded specialty shop or busy online store like that the products they want the most are easy to find, and that the selection promises to be exactly what they need.

Language Seduction

Finally, there's the messaging of "you deserve sensual, sexual pleasure," an idea that resonates particularly well with core buyers of products like massagers and vibes -- women ages 24 to 42. With products described as "classy," "sleek," "sensual" and "high-end," it's no wonder that consumers agree that they deserve a luxurious lifestyle, which includes elegant, top-of-the-line sex toys. Many have decided to splurge on themselves with these "pamper me" products, feeling that they do indeed deserve nothing but the best on or in their bodies.

The sexual wellness industry's explosive growth will only continue as more buyers become aware of the fact that in taking care of your sexual health, you're taking care of your overall health. Case in point: two recent studies published in the Journal of Sexual Medicine reported that the prevalence of vibrator use amongst 18- to 60-year-olds is at 52.5% for women, and 45% for men. Researchers at Indiana University concluded that use is common and associated with sexual health-promoting behaviors and positive sexual functioning.

Sex knows no shame when the aim is to take care of the self and to take care of your health.